Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2005

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Pointe, Suite 525
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Effective November 1, 2005, Prospect Medical Group, Inc. (“Prospect Medical Group”), a California professional corporation controlled by Prospect Medical Holdings, Inc. (the “Company”), entered into a definitive Stock Purchase Agreement to acquire all of the outstanding stock of Genesis Healthcare of Southern California, Inc., a Medical Group (“Genesis”), for $8,000,000 cash.

Also, effective November 1, 2005, the Company entered into an additional $4,000,000 term loan borrowing arrangement with its lender, Residential Funding Corporation (“RFC”), to provide financing for the Genesis acquisition. Terms of the loan are similar to the Company’s existing term loan with RFC, which are more fully described in the Company’s Registration Statement on Form 10.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

Concurrent with the signing of the Stock Purchase Agreement described in Item 1.01, Prospect Medical Group, Inc. completed the acquisition of all of the outstanding stock of Genesis. Total purchase consideration, paid in cash at the closing, was $8,000,000. The proceeds from the $4,000,000 RFC loan described in Item 1.01 were used to partly finance the purchase price, with the remaining amount funded using Prospect Medical Group’s available cash. Prior to the acquisition, neither the Company nor any of its affiliates had any business dealings or relationships with Genesis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Medical Holdings, Inc.

By:	/s/ Mike Heather
Mike Heather, Chief Financial Officer

Dated: November 2, 2005